Exhibit (a)(1)(E)

Offer to Exchange

Exchange of shares of common stock and cash for all outstanding shares of

8.00% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 885218305)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (CUSIP No. 885218404)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218503)

10% Series F Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218701)

and Consent Solicitation

of

THORNBURG MORTGAGE, INC.

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON AUGUST 20, 2008, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 10:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is an Offering Circular, dated July 23, 2008 (the “Offering Circular”), and the related Letter of Transmittal and Consent (which together, as amended, supplemented or otherwise modified from time to time, collectively constitute the “Exchange Offer”) relating to the offer of Thornburg Mortgage, Inc., a Delaware corporation (the “Company”) to exchange all of its 8.00% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”), Series D Adjusting Rate Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), 7.50% Series E Cumulative Convertible Redeemable Preferred Stock (“Series E Preferred Stock”) and 10% Series F Cumulative Convertible Redeemable Preferred Stock (“Series F Preferred Stock,” and, collectively with the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”) for cash and shares of our common stock (the “Common Stock”), upon the terms and subject to the conditions specified in the Offering Circular.

The Company is also soliciting consents (the “Consent Solicitation”) from holders of each series of Preferred Stock (each, a “Holder” and collectively, the “Holders”) as of the expiration of the Exchange Offer and Consent Solicitation, to amend our charter (the “Charter”), to modify the terms of such series of Preferred Stock to: (1) in the case of the Series C Preferred Stock, (i) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series C Preferred Stock for all dividend periods ended before the effective date of the amendment, (ii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase of junior or parity stock if full cumulative dividends on the Series C Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (iii) eliminate the redemption provision prohibiting the Company from electing to redeem Series C Preferred Stock before March 22, 2010, (iv) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series C Preferred Stock, or redeeming or repurchasing any junior or parity stock, if full cumulative dividends on the Series C Preferred Stock for all past dividend periods and the then-current dividend period have not been paid or declared and set apart for payment, (v) eliminate the right of holders of Series C Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, and (vi) eliminate the right of holders of Series C Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series C Preferred Stock; (2) in the case of the Series D Preferred Stock, (i) eliminate the provision increasing the dividend rate by 1% if both (a) the Series D Preferred Stock is not listed on a national stock exchange and (b) the Company is not subject to Exchange Act reporting requirements, (ii) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series D Preferred Stock for all dividend periods ended before the effective date of the amendment, (iii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series D

Preferred Stock for all past dividend periods are not paid or declared and set apart for payment, (iv) eliminate the redemption provision prohibiting the Company from electing to redeem Series D Preferred Stock before November 21, 2011, (v) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series D Preferred Stock if full cumulative dividends on the Series D Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (vi) eliminate the right of holders of Series D Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series D Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series D Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series D Preferred Stock if the Company is not subject to Exchange Act reporting requirements; (3) in the case of the Series E Preferred Stock, (i) eliminate the provision increasing the dividend rate by 1% if both (a) the Series E Preferred Stock is not listed on a national stock exchange and (b) the Company is not subject to Exchange Act reporting requirements, (ii) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series E Preferred Stock for all dividend periods ended before the effective date of the amendment, (iii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series E Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (iv) eliminate the redemption provision prohibiting the Company from electing to redeem Series E Preferred Stock before June 19, 2012, (v) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series E Preferred Stock if full cumulative dividends on the Series E Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (vi) eliminate the right of holders of Series E Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series E Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series E Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series E Preferred Stock if the Company is not subject to Exchange Act reporting requirements, and (4) in the case of the Series F Preferred Stock, (i) make dividends non-cumulative and eliminate all accrued but unpaid dividends on the Series F Preferred Stock for all dividend periods ended before the effective date of the amendment, (ii) eliminate the provisions prohibiting the payment of dividends on Common Stock or any other class or series of junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not paid or declared and set apart for payment, (iii) eliminate the redemption provisions prohibiting the Company from electing to redeem Series F Preferred Stock before September 7, 2012, (iv) eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series F Preferred Stock if full cumulative dividends on the Series F Preferred Stock for all past dividend periods have not been paid or declared and set apart for payment, (v) eliminate the right to vote together as a single class with holders of common stock on all matters on which the holders of Common Stock are entitled to vote, (vi) eliminate the right of holders of Series F Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods, (vii) eliminate the right of holders of Series F Preferred Stock to consent to or approve the authorization or issuance of any class of stock senior to the Series F Preferred Stock, and (viii) eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series F Preferred Stock if the Company is not subject to Exchange Act reporting requirements (as more fully described in the Offering Circular, including Annex A thereto, the “Proposed Amendments”). The elimination of the restrictions described above would allow us to declare and pay dividends on shares of Common Stock or shares of any other class or series of our capital stock, except any class or series of parity stock, or redeem, repurchase or otherwise acquire shares of any class or series of our capital stock, including Common Stock and any other series of Preferred Stock, without paying or setting apart for payment any dividends on shares of any series of Preferred Stock. The foregoing is only a summary of the Proposed Amendments, and is qualified by reference to the amended text of the affected provisions of our Charter reflecting the Proposed Amendments, set forth as Annex A to the Offering Circular.

Holders of Preferred Stock cannot tender their shares of Preferred Stock in the Exchange Offer and Consent Solicitation without delivering their authorization to the Exchange Agent to consent to the Proposed Amendments.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME, ON AUGUST 20, 2008, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERS OF PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 10:00 A.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

In order to accept the Exchange Offer and Consent Solicitation and consent to the Proposed Amendments, a duly executed and properly completed Letter of Transmittal and Consent and any required signature guarantees, or an Agent’s Message (as defined in the Offering Circular) in connection with a book-entry delivery of Preferred Stock, and any other required documents, must be received by the Exchange Agent by 10:00 A.M., New York City time, on August 20, 2008 or the guaranteed delivery procedures set forth in the Letter of Transmittal and Consent and the Offering Circular must be complied with.

This material is being forwarded to you as the beneficial owner of the Preferred Stock held by us for your account but not registered in your name. A tender of such Preferred Stock may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Preferred Stock held by us for your account and consent to the Proposed Amendments, pursuant to the terms and conditions set forth in the enclosed Offering Circular. Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Preferred Stock and consent on your behalf to the Proposed Amendments in accordance with the terms and conditions of the Exchange Offer and Consent Solicitation.

Your attention is directed to the following:

1.	The Exchange Offer and Consent Solicitation are for all outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

2.	The Exchange Offer and Consent Solicitation are subject to certain conditions set forth in the Offering Circular in the section captioned “The Exchange Offer and Consent Solicitation—Conditions of the Exchange Offer.”

3.	The Exchange Offer and Consent Solicitation and withdrawal rights expire at 10:00 A.M., New York City time, on August 20, 2008, unless extended by the Company.

4.	The terms of the Exchange Offer and Consent Solicitation require that you tender all shares that you own of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock. The company is entitled to reject partial tenders.

5.	By tendering your Preferred Stock in accordance with the procedures described in the Offering Circular, you will also authorize the Exchange Agent to consent to the Proposed Amendments on your behalf on the record date.

If you wish to have us tender your Preferred Stock and consent to the Proposed Amendments, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO

the

Offer to Exchange

Exchange of shares of common stock and cash for all outstanding shares of

8.00% Series C Cumulative Redeemable Preferred Stock (CUSIP No. 885218305)

Series D Adjusting Rate Cumulative Redeemable Preferred Stock (CUSIP No. 885218404)

7.50% Series E Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218503)

10% Series F Cumulative Convertible Redeemable Preferred Stock (CUSIP No. 885218701)

and Consent Solicitation

of

THORNBURG MORTGAGE, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer and Consent Solicitation made by the Company with respect to its Preferred Stock.

This will instruct you to tender all the Preferred Stock held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offering Circular as set forth below.

This will also instruct you to consent and authorize the Exchange Agent to consent to the Proposed Amendments in the Exchange Offer and Consent Solicitation, upon and subject to the terms of the Exchange Offer and Consent Solicitation.

The undersigned expressly agrees to be bound by the terms of the Exchange Offer and Consent Solicitation as set forth in the Offering Circular and such terms may be enforced against the undersigned.

8.00% Series C Cumulative Redeemable Preferred Stock

Please tender all              shares of 8.00% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below and consent to the Proposed Amendments in the Exchange Offer and Consent Solicitation.

Series D Adjusting Rate Cumulative Redeemable Preferred Stock

Please tender all              shares of Series D Adjusting Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below and consent to the Proposed Amendments in the Exchange Offer and Consent Solicitation.

7.50% Series E Cumulative Convertible Redeemable Preferred Stock

Please tender all              shares of 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below and consent to the Proposed Amendments in the Exchange Offer and Consent Solicitation.

10% Series F Cumulative Convertible Redeemable Preferred Stock

Please tender all              shares of 10% Series F Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share, held by you for my account as indicated below and consent to the Proposed Amendments in the Exchange Offer and Consent Solicitation.

Dated: Signature(s) of Holder(s)

Name(s)
Capacity (full title)
Address
Area Code and Telephone No.
Tax ID No. or Social Security No.

None of the Preferred Stock held by us for your account will be tendered unless we receive written instructions from you to do so.

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